UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2020

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share

	NI PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2020, NiSource Inc. (“NiSource”) and Bay State Gas Company d/b/a Columbia Gas of Massachusetts (“Columbia of Massachusetts”) (together with NiSource, “Seller” or “we”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Eversource Energy, a Massachusetts voluntary association (“Buyer”). Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, NiSource and Columbia of Massachusetts agreed to sell to Buyer, with certain additions and exceptions, the following: (1) substantially all of the assets of Columbia of Massachusetts, and (2) all of the assets held by any of Columbia of Massachusetts’ affiliates that primarily relate to the business of storing, distributing or transporting natural gas to residential, commercial and industrial customers in Massachusetts, as conducted by Columbia of Massachusetts, and Buyer agreed to assume certain liabilities of Columbia of Massachusetts and its affiliates (all of the assets being sold to, and liabilities being assumed by, Buyer pursuant to the Asset Purchase Agreement, the “Massachusetts Business”). The liabilities assumed by Buyer under the Asset Purchase Agreement do not include, among others, any liabilities arising out of the series of fires and explosions that occurred on September 13, 2018 in Lawrence, Andover and North Andover, Massachusetts related to the delivery of natural gas by Columbia of Massachusetts (the “Greater Lawrence Incident”) or liabilities of Columbia of Massachusetts or its affiliates pursuant to civil claims for injury of persons or damage to property to the extent such injury or damage occurs prior to the closing in connection with the Massachusetts Business. The Asset Purchase Agreement provides for a purchase price of $1,100,000,000 in cash, subject to adjustment based on Columbia of Massachusetts’ net working capital as of the closing.

The Asset Purchase Agreement provides for various closing conditions, including (1) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (2) the receipt of the approval of the Massachusetts Department of Public Utilities (the “Massachusetts DPU”), and (3) the final resolution or termination of all pending actions, claims and proceedings against Seller and its affiliates under the jurisdiction of the Massachusetts DPU and all future actions, claims and proceedings against Seller and its affiliates relating to the Greater Lawrence Incident under the jurisdiction of the Massachusetts DPU. Buyer is not required to agree to any conditions, terms, obligations or restrictions to obtain required clearance and approvals if such conditions, terms, obligations or restrictions would reasonably be expected to constitute a “burdensome condition” as defined in the Asset Purchase Agreement.

If the sale of the Massachusetts Business is not completed by October 26, 2020 (subject to up to two automatic 45-day extensions under certain circumstances related to obtaining required regulatory approvals and resolution with the Massachusetts DPU), we or Buyer may choose not to proceed with the transaction.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, Seller and Buyer will enter into a transition services agreement pursuant to which Seller will provide Buyer with certain transition services for a limited time period following the closing.

The above summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Asset Purchase Agreement and the above description of the Asset Purchase Agreement have been included to provide investors and securityholders with information regarding the terms of the Asset Purchase Agreement and are not intended to provide any other factual information about NiSource, Columbia of Massachusetts, Buyer or any of their respective subsidiaries, affiliates or businesses. The representations and warranties contained in the Asset Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors and securityholders should not rely on the representations and warranties contained in the Asset Purchase Agreement as characterizations of the actual state of facts or condition of NiSource, Columbia of Massachusetts, Buyer or any of their respective subsidiaries, affiliates or businesses.

Item 7.01	Regulation FD Disclosure.

On February 26, 2020, NiSource issued a press release announcing the entry into the Asset Purchase Agreement. A copy of the press release, which is attached hereto as Exhibit 99.1, is hereby furnished pursuant to this Item 7.01.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into NiSource’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of February 26, 2020, by and among NiSource Inc., Bay State Gas Company d/b/a Columbia Gas of Massachusetts and Eversource Energy*

99.1	Press Release dated February 26, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NiSource agrees to furnish supplementally a copy of any omitted schedules or exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

February 26, 2020	By:	/s/ Anne-Marie W. D’Angelo
Anne-Marie W. D’Angelo
Senior Vice President, General Counsel and Corporate Secretary